Exhibit 10.53
     THIS MANAGEMENT AGREEMENT (this “Management Agreement”) is dated as of October 1, 2003 and entered into by and between Lexington/Lion Venture LP, a Delaware limited partnership (the “Partnership”), and Lexington Realty Advisors, Inc., a Delaware corporation (the “Asset Manager”).
     WHEREAS, the Partnership owns or will own net-leased real estate properties in the United States of America (collectively, the “Qualified Properties”); and
     WHEREAS, the Partnership desires to have the Asset Manager undertake the duties and responsibilities hereinafter set forth.
     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Partnership and the Asset Manager agree as follows:
     1. Definitions. Unless otherwise defined herein, capitalized terms used in this Management Agreement shall have the meanings ascribed to such terms in that certain Limited Partnership Agreement of Lexington/Lion Venture LP (the “Partnership”) dated as of even date herewith among Lexington Corporate Properties Trust, a Maryland real estate investment trust (“LXP”), as a limited partner of the Partnership, LXP GP, LLC, a Delaware limited liability company (“LXP GP”, and together with LXP, collectively, the “LXP Partners”), as a general partner of the Partnership, CLPF-LXP/LV, L.P. Delaware limited partnership (the “Fund”), as a limited partner of the Partnership, and CLPF-LXP/Lion Venture GP, LLC, a Delaware limited liability company (the “Fund GP”, and together with the Fund, collectively, the “Fund Partners”), as a general partner of the Partnership (as such limited partnership agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Partnership Agreement”).
     2. Obligations of the Asset Manager. The Asset Manager shall perform on behalf of the Partnership those duties and responsibilities of the Managing General Partner in respect of the evaluation of Proposed Qualified Properties and the acquisition of Approved Qualified Properties as contemplated by Section 3.6 of the Partnership Agreement, and in respect of the management of the Qualified Properties that may be delegated to the Asset Manager pursuant to Section 3.1(b) of the Partnership Agreement. With respect to the management of the Qualified Properties, the Asset Manager shall perform the duties and responsibilities described in Appendix 1 attached hereto and made a part hereof. Additionally, the Asset Manager shall prepare or cause to be prepared reports and statements as is, and in the manner, required by the Partnership Agreement. The Asset Manager shall maintain appropriate books of account and records relating to services performed pursuant hereto, which books of account and records shall be available for inspection by representatives of the Partnership upon reasonable notice during normal business hours, and from time to time or at any time requested by the Partnership, make reports to the Partnership of the Asset Manager’s performance of the foregoing services. In performing the foregoing services, the Asset Manager shall not, and shall have no power or authority to, (i) bind the Partnership, or to enter into any contract or other agreement in the name of or on behalf of the Partnership, unless specifically authorized in writing to do so by the Partnership, (ii) amend, cancel or alter any of the organizational documents of the Partnership, or (iii) do any act not authorized pursuant to this Management Agreement, unless specifically authorized to do so in writing by the Partnership or specifically authorized to do so by the Partnership Agreement. Any and all approvals required from the Partnership pursuant to this Management Agreement may be given or withheld by the Partnership in its absolute and sole discretion.
     3. No Partnership or Joint Venture. The Partnership and the Asset Manager are not partners or joint venturers with each other and the terms of this Management Agreement shall not be construed so as to make them such partners or joint venturers or impose any liability as such on either of them.
     4. Employees of Asset Manager. All persons engaged in the performance of the services to be performed by the Asset Manager hereunder shall be employees of LXP or LXP GP; provided, however, that, employees and officers of LXP and LXP GP may also be employees and officers of the Partnership. All of the Asset Manager’s employees shall be covered by workers’ compensation insurance in the manner required by law.
     5. Limitation on the Asset Manager’s Liability.
          (a) Except as provided in Section 5(b) below, the Asset Manager and its directors, officers and employees shall not be liable, responsible or accountable in damages or otherwise to the Partnership or either Partner for (a) any loss or liability arising out of any act or omission by the Asset Manager so long as any such act or omission did not constitute (i) a breach of this Management Agreement or of the Partnership Agreement which breach had or has a material adverse effect on the Partnership and, if capable of cure, is not cured within fifteen (15) days after notice thereof is delivered to the Asset Manager by the Partnership, (ii) gross negligence or willful misconduct or (iii) fraud or bad faith on the part of the Asset Manager or (b) any acts or omissions by third parties selected by the Asset Manager in good faith and with reasonable care to perform services for the Partnership.
          (b) Notwithstanding the limitation contained in Section 5(a) above, the Asset Manager shall be liable, responsible and accountable in damages or otherwise to the Partnership and the Fund Partners for any act or omission on behalf of the Partnership and within the scope of authority conferred on the Asset Manager (i) which act or omission was negligent (including any negligent misrepresentation) and violated any law, statute, regulation or rule relating to Shares or any other security of LXP or (ii) to the extent the Partnership or any Fund Partner is charged with liability for, or suffers or incurs loss, liability, cost or expense (including reasonable attorneys’ fees)

as a result of, such act or omission and such act or omission was negligent and related to Shares or such other security of LXP.
     6. Partnership’s Professional Services. The Partnership may independently retain legal counsel and accountants to provide such legal and accounting advice and services as the Partnership shall deem necessary or appropriate.
     7. Expenses of the Asset Manager and the Partnership.
          (a) The Asset Manager shall pay, without reimbursement by the Partnership (i) the salaries of all of its officers and regular employees and all employment expenses related thereto, (ii) general overhead expenses, (iii) record-keeping expenses, (iv) the costs of the office space and facilities which it requires, (v) the costs of such office space and facilities as the Partnership reasonably requires, (vi) all out of pocket costs and expenses incurred in connection with the management of the Qualified Properties and the Partnership (other than reasonable and customary costs and expenses of Third Parties retained in connection with the management of the Qualified Properties and the Partnership) and (vii) costs and expenses relating to Acquisition Activities as set forth in and limited by Section 3.6(f) of the Agreement.
          (b) The Asset Manager shall either pay directly from a Partnership account or pay from its own account and be reimbursed by the Partnership for the following Partnership costs and expenses that are incurred by the Partnership or by the Asset Manager in the performance of its duties under this Management Agreement or the Partnership Agreement:
               (i) Permitted Expenses;
               (ii) all reasonable and customary costs and expenses relating to Third Parties retained in connection with a Proposed Qualified Property or an Approved Qualified Property as provided in Section 3.6(f) of the Partnership Agreement provided, that if for any reason the Asset Manager, or any LXP Affiliated Party (instead of the Partnership or an SP Subsidiary) acquires title to any Proposed Qualified Property or Approved Qualified Property, the Asset Manager shall pay all of the costs and expenses incurred or to be incurred in connection with such Proposed Qualified Property or Approved Qualified Property.
The Asset Manager shall not pay or be reimbursed by the Partnership for any other cost or expense.
          (c) Except as expressly otherwise provided in this Management Agreement or the Partnership Agreement, the Partnership shall directly pay all of its own expenses, and without limiting the generality of the foregoing, it is specifically agreed that the following expenses shall be borne directly by the Partnership and not be paid by the Asset Manager:

               (i) interest, principal or any other cost of money borrowed by the Partnership;
               (ii) fees and expenses paid to independent contractors, appraisers, consultants and other agents retained by or on behalf of the Partnership and expenses directly connected with the financing, refinancing and disposition of real estate interests or other property (including insurance premiums, legal services, brokerage and sales commissions, maintenance, repair and improvement costs and expenses related to the Qualified Properties); and
               (iii) insurance as required by the Partnership.
     8. Indemnification by the Partnership. The Partnership shall indemnify, defend and hold harmless the Asset Manager by reason of any act or omission or alleged act or omission arising out of the Asset Manager’s activities as the Asset Manager on behalf of the Partnership, against personal liability, claims, losses, damages and expenses for which the Asset Manager has not otherwise been reimbursed by insurance proceeds or otherwise (including attorneys’ fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by the Asset Manager in connection with such action, suit or proceeding and any appeal therefrom, unless the Asset Manager (A) acted fraudulently, in bad faith or with gross negligence or willful misconduct or (B) by such act or failure to act breached any covenant contained in this Management Agreement, which breach had or has a material adverse effect on the Partnership or either Partner and, if capable of cure, is not cured within fifteen (15) days after notice thereof from the Partnership. Any indemnity by the Partnership under this Management Agreement shall be provided out of, and to the extent of, Partnership revenues and assets only, and no Partner shall have any personal liability on account thereof. The indemnification provided under this Section 8 shall (x) be in addition to, and shall not limit or diminish, the coverage of the Asset Manager under any insurance maintained by the Partnership and (y) apply to any legal action, suit or proceeding commenced by a Partner or in the right of a Partner or the Partnership. The indemnification provided under this Section 8 shall be a contract right and shall include the right to be reimbursed for reasonable expenses incurred by the Asset Manager within thirty (30) days after such expenses are incurred.
     9. Terms and Termination. This Management Agreement shall remain in force until terminated in accordance herewith. At the sole option of the Partnership, exercisable in the Partnership’s sole and arbitrary discretion with or without Cause, this Management Agreement may be terminated at any time and for any reason immediately upon notice of termination from the Partnership to the Asset Manager. This Management Agreement shall automatically expire upon the completion of dissolution or winding up of the Partnership pursuant to Section 9.2 of the Partnership Agreement or the removal or resignation of LXP GP as Managing General Partner. This Management Agreement shall also terminate upon any of the following:

          (a) The Asset Manager shall be adjudged bankrupt or insolvent by a court of competent jurisdiction or an order shall be made by a court of competent jurisdiction for the appointment of a receiver, liquidator or trustee of the Asset Manager or of all or substantially all of its property by reason of the foregoing, or approving any petition filed against the Asset Manager for reorganization, and such adjudication or order shall remain in force and unstayed for a period of 30 days.
          (b) The Asset Manager shall institute proceedings for voluntary bankruptcy or shall file a petition seeking reorganization under the Federal Bankruptcy Code, for relief under any law for relief of debtors, or shall consent to the appointment of a receiver for itself or for all or substantially all of its property, or shall make a general assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts generally as they become due.
     10. Action Upon Termination. After the expiration or termination of this Management Agreement, the Asset Manager shall:
          (a) Promptly pay to the Partnership or any person legally entitled thereto all monies collected and held for the account of the Partnership pursuant to this Management Agreement, after deducting any compensation and reimbursement for its expenses which it is then entitled to receive pursuant to the terms of this Management Agreement.
          (b) Within 90 days deliver to the Partnership a full account, including a statement showing all amounts collected by the Asset Manager and a statement of all monies disbursed by it, covering the period following the date of the last accounting furnished to the Partnership.
          (c) Within ten (10) days deliver to the Partnership all property and documents of the Partnership then in the custody of the Asset Manager.
Upon termination of this Management Agreement, the Asset Manager shall be entitled to receive payment for any expenses and fees (including without limitation the Management Fee which shall be prorated on a daily basis) as to which at the time of termination it has not yet received payment or reimbursement, as applicable, pursuant to Section 7 and Section 11 hereof, less any damages to the Partnership caused by the Asset Manager.
     11. Management Fee. The Partnership shall pay to the Asset Manager an annual Management Fee equal to the Fund Partners’ aggregate Percentage Interest multiplied by two and one-half percent (2.5%) of Net Rents, payable monthly. Such fee shall be calculated monthly, based on Net Rents received by the Partnership for such month, and adjusted as provided in this Section 11. Within thirty (30) days of the Partnership’s receipt of the annual reports described in Section 4.3 of the Partnership Agreement for a fiscal year, the Asset Manager shall provide to the Partnership a written statement of reconciliation setting forth (a) the Net Rents for such fiscal year and the

Management Fee payable to the Asset Manager in connection therewith, pursuant to this Management Agreement, (b) the Management Fee already paid by the Partnership to the Asset Manager during such fiscal year, and (c) either the amount owed to the Asset Manager by the Partnership (which shall be the excess, if any, of the Management Fee payable to the Asset Manager for such fiscal year pursuant to this Agreement over the Management Fee actually paid by the Partnership to the Asset Manager for such fiscal year) or the amount owed to the Partnership by the Asset Manager (which shall be the excess, if any, of the Management Fee actually paid by the Partnership to the Asset Manager for such fiscal year over the Management Fee payable to the Asset Manager for such fiscal year pursuant to this Agreement). The Asset Manager or the Partnership, as the case may be, shall pay to the other the amount owed pursuant to clause (c) above within five (5) Business Days of the receipt by the Advisor and the Fund GP of the written statement of reconciliation described in this Section 11. In addition, in those cases in which a tenant of any Qualified Property requests that the Partnership provide property management services at such tenant’s expense, Managing General Partner shall be entitled to an oversight fee for such property management services for the tenant of such Qualified Property equal to one half of one percent (0.50%) of the net rent from such Qualified Property, payable by the tenant of such Qualified Property.
     12. Assignment. The Asset Manager may not assign or delegate any of its rights or obligations hereunder.
     13. Notices. Unless otherwise specifically provided herein, any notice or other communication required herein shall be given in accordance with the Partnership Agreement.
     14. Amendments and Waivers. No amendment, modification, termination or waiver of any provision of this Management Agreement shall in any event be effective without the written concurrence of the Partnership. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.
     15. Governing Law. THIS MANAGEMENT AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.
     16. Entire Agreement. This Management Agreement embodies the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, written and oral, relating to the subject matter hereof.

     17. Severability. In case any provision in or obligation under this Management Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
     18. No Waiver, etc. No waiver by the Partnership of any default hereunder shall be effective unless such waiver is in writing and executed by the Partnership nor shall any such written waiver operate as a waiver of any other default or of the same default on a subsequent occasion. Furthermore, the Partnership shall not, by any act, delay, omission or otherwise, be deemed to have waived any of its rights, privileges and/or remedies hereunder, and the failure or forbearance of the Partnership on one occasion shall not prejudice or be deemed or considered to have prejudiced its right to demand such compliance on any other occasion.
     19. No Third Party Beneficiary. The Asset Manager is not a third party beneficiary of the Partnership Agreement and shall have no rights or remedies thereunder, and the parties to the Partnership Agreement can amend, modify or terminate the Partnership Agreement at any time without the Asset Manager’s consent and without any liability to the Asset Manager.
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     IN WITNESS WHEREOF, the parties hereto have caused this Management Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

PARTNERSHIP	LEXINGTON/LION VENTURE LP a Delaware limited partnership

	By:	LXP GP, LLC, a Delaware limited liability company, the managing member

		By:	/s/ T. Wilson Eglin

Name: T. Wilson Eglin
Its: President

ASSET MANAGER	LEXINGTON REALTY ADVISORS, INC.

	By:	/s/ T. Wilson Eglin

Name: T. Wilson Eglin
Its: President

APPENDIX 1
PROPERTY MANAGEMENT RESPONSIBILITIES
     The Asset Manager shall perform its duties and obligations under Section 2 of the Management Agreement with respect to the management of the Qualified Properties in accordance with the following standards:
     1. Management of the Qualified Properties. Asset Manager shall devote its commercially reasonable efforts, consistent with first class professional management, to manage the Qualified Properties, and shall perform its duties with respect thereto under the Management Agreement in accordance with the Partnership Agreement and Annual Plan and in a reasonable, diligent and careful manner so as to manage and supervise the operation, maintenance, leasing and servicing of each Qualified Property in a manner that is comparable to similar properties in the market area in which such Qualified Property is located. The services of Asset Manager hereunder are to be of a scope and quality not less than those generally performed by professional managers of other similarly situated properties in the market area in which each Qualified Property is located. Asset Manager shall make available to the Partnership the full benefit of the judgment, experience and advice of the members of Asset Manager’s organization and staff with respect to the policies to be pursued by the Partnership and will perform such services as may be requested by the Partnership within the scope of the Management Agreement in operating, maintaining, leasing, and servicing each Qualified Property.
     2. Specific Duties of Asset Manager. Without limiting the duties and obligations of Asset Manager under any other provisions of the Management Agreement, Asset Manager shall have the following duties and perform the following services with respect to management of the Qualified Properties:
          2.1 Repairs and Maintenance. In accordance with and subject to the Partnership Agreement and the Annual Plan, Asset Manager shall cause to be made, or ensure that the tenant makes, all repairs and shall cause to be performed, or ensure that the tenant performs, all maintenance on the buildings, appurtenances and grounds of each Qualified Property as are required to maintain each Qualified Property in such condition and repair (and in compliance with applicable codes) that is comparable to similarly situated properties in the market area in which such Qualified Property is located, and such other repairs as may be required to be made under the leases governing each Qualified Property. Asset Manager shall to the extent it deems necessary arrange for periodic inspections of the Qualified Properties by independent contractors.

          2.2 Leasing Supervision Activities.
          (a) Leasing Supervision. Asset Manager shall supervise all leasing activities, for the purpose of leasing the available space in the Qualified Properties to tenants upon such terms and conditions as shall be consistent with the Partnership Agreement and the Annual Plan.
          (b) Generally. In the performance of Asset Manager’s duties under this Section 2.2, Asset Manager shall (i) develop and coordinate advertising, marketing and leasing plans for space at each Qualified Property that is vacant or anticipated to become vacant; (ii) cooperate and communicate with leasing specialists, consultants and third-party brokers in the market, and solicit their assistance with respect to new tenant procurement; and (iii) notify the Partnership in writing of all offers for tenancy at each Qualified Property which Asset Manager believes are made in good faith, including the identification and fee schedules of procuring brokers, if any.
          (c) Negotiation of Leases. Asset Manager shall negotiate all tenant leases, extensions, expansions and other amendments and related documentation on the Partnership’s behalf in accordance with the Partnership Agreement and the Annual Plan. All such documentation shall be prepared at the Partnership’s expense by counsel acceptable to or designated by the Partnership, and shall be executed by the Partnership. The terms of all such documentation are to be approved by the Partnership pursuant to such reasonable procedures as may be requested by the Partnership from time to time. Notwithstanding the foregoing, (x) Asset Manager shall not, for any reason, have the power or authority to execute any such documentation on behalf of the Partnership or otherwise bind the Partnership without the Partnership’s prior written consent, and (y) the Partnership reserves the right to deal with any prospective tenant to procure any such lease, extension, expansion or other amendment or related documentation.
          (d) Third Party Brokers. Asset Manager shall encourage third-party real estate brokers to secure tenants for the Qualified Properties, and periodically notify such brokers of the spaces within the Qualified Properties that are available for lease.
          (e) Compensation for Third-Party Brokers. Asset Manager shall negotiate and enter into on behalf of the Partnership a commission agreement with third party brokers providing for a leasing commission to be paid at prevailing market rates, subject to prevailing market terms and conditions. Such leasing commission shall be paid by the Partnership.
          2.3 Rents, Billings and Collections. Asset Manager shall be responsible for the monthly billing of rents and all other charges due from tenants to the Partnership with respect to each Qualified Property. Asset Manager shall use its commercially reasonable efforts to collect all such rents and other charges when due. Asset Manager shall notify the Partnership and the Advisor of all tenant defaults as soon as reasonably practicable after occurrence, and shall provide the Partnership and the Advisor with Asset Manager’s best judgment of the appropriate course of action in remedying such tenant defaults.
          2.4 Obligations Under Leases. Asset Manager shall supervise and use its commercially reasonable efforts to cause the Partnership to perform and comply, duly and punctually, with all of the obligations required to be performed or complied with by the Partnership under all leases and all laws, statutes, ordinances, rules, permits and certificates of occupancy relating to the operation, leasing, maintenance and servicing of the Qualified Properties, including, without limitation, the timely payment by the Partnership of all sums required to be paid thereunder.
          2.5 The Partnership’s Insurance. If requested by the Partnership, the Asset Manager shall cause to be placed and kept in force all forms of insurance required by the Partnership Agreement and the Annual Plan or required by any mortgage, deed of trust or other security agreement covering all or any part of any Qualified Property. The Asset Manager is to be named as an additional insured on the general liability policies in its capacity as managing agent. All such insurance coverage shall be placed through insurance companies and brokers selected or approved by the Partnership, with limits, values and deductibles established by the Partnership and with such beneficial interests appearing therein as shall be acceptable to the Partnership and otherwise be in conformity with the requirements of the Partnership Agreement and the Annual Plan. Should the Partnership elect to place such insurance coverage directly, the Asset Manager shall be named as an additional insured on the general liability policies in its capacity as managing agent and the Partnership will provide the Asset Manager with a certificate of insurance evidencing such coverage. If requested to do so by the Partnership, the Asset Manager shall duly and punctually pay on behalf of the Partnership with funds provided by the Partnership all premiums with respect thereto, prior to the time the policy would lapse due to nonpayment. If any lease requires that a tenant maintain any insurance coverage, the Asset Manager shall use its commercially reasonable efforts to obtain insurance certificates annually, or more frequently, as required pursuant to the applicable leases, from each such tenant and review the certificates for compliance with the lease terms. If any lease requires the Partnership to provide insurance certificates to tenants thereunder, the Asset Manager shall obtain such insurance certificates from the Partnership, review the certificates for compliance with the lease terms, and provide a copy thereof to tenants in accordance with their respective leases. The Asset Manager shall promptly investigate and make a full and timely written report to the insurance broker, with a copy to the Partnership, as to all accidents, claims or damage of which the Asset Manager has knowledge relating to the operation and maintenance of each Qualified Property, any damage or destruction to each Qualified Property, and the estimated cost of repair thereof, and shall prepare any and all reports required by any insurance company in connection therewith. All such reports shall be filed timely with the insurance broker as required under the terms of the insurance policy involved. The Asset Manager shall have no right to settle, compromise or otherwise dispose of any claims, demands or liabilities, whether or not covered by insurance, without the prior written consent of the Partnership, which consent may be withheld by the Partnership in its sole discretion.
          2.6 Asset Manager’s Insurance. The Asset Manager or the Managing General Partner or LXP will obtain and maintain on the Asset Manager’s behalf, at the Asset Manager’s or the Managing General Partner’s or LXP’s expense, the following insurance:
          (a) Commercial general liability on an occurrence form for bodily injury and property damage with limits of One Million Dollars ($1,000,000) combined single limit each occurrence and Two Million Dollars ($2,000,000) from the aggregate of all occurrences within each policy year, including but not limited to Premises-Operation, Products/Completed Operations, Hazard and Contractual Coverage (including coverage for the indemnity clause provided under the Management Agreement) for claims arising out of actions beyond the scope of Asset Manager’s duties or authority under the Management Agreement.
          (b) Comprehensive form automobile liability covering hired and non-owned vehicles with limits of One Million Dollars ($1,000,000) combined single limit per occurrence.
          (c) Employer’s liability insurance in an amount not less than Five Hundred Thousand Dollars ($500,000).
          (d) Excess liability (umbrella) insurance on the above with limits of Two Million Dollars ($2,000,000).
          (e) Workers’ compensation insurance in accordance with the laws of the state with jurisdiction.
          (f) Either (x) blanket crime coverage protecting the Asset Manager against fraudulent or dishonest acts of its employees, whether acting alone or with others, with limits of liability of not less than One Million Dollars ($1,000,000) per occurrence (any loss within any deductible shall be borne by the Asset Manager) or (y) a fidelity or financial institution bond in an amount no less than One Million Dollars ($1,000,000.00) bonding the employees of the Asset Manager who handle or who are responsible for funds belonging to the Partnership.
          (g) Professional liability insurance covering the activities of the Asset Manager written on a “claim made” basis with limits of at least One Million Dollars ($1,000,000). Any loss within any deductible shall be borne by the Asset Manager. Coverage shall be maintained in effect during the period of the Management Agreement and for not less than two (2) years after termination of the Management Agreement.

     Each of the above policies will contain provisions giving the Partnership and the Advisor at least thirty (30) days’ prior written notice of cancellation of coverage. The policies referred to in items (a) and (d) above will name the Partnership and the Advisor as additional insureds, and the policies referred to in item (f) above will name the Partnership as loss payee. The Asset Manager will provide the Partnership and the Advisor with evidence of all required coverages.
     Such insurance shall be placed with reputable insurance companies licensed or authorized to do business in the states in which the Qualified Properties are located with a minimum Best’s rating of AX.
     The Partnership and the Asset Manager agree that the insurance policies summarized on Appendix 2 to this Exhibit B (Form of Management Agreement) are consistent with the standards listed above with respect to the types and amounts of insurance the Asset Manager is required to obtain.
          2.7 Compliance with Insurance Policies; Compliance by Tenants with Tenant Leases. Asset Manager shall use its commercially reasonable efforts to prevent the use of each Qualified Property for any purpose that might void any policy of insurance held by the Partnership, or any tenant at each Qualified Property, that might render any loss insured thereunder uncollectible or that would be in violation of any governmental restriction or the provisions of any lease. Asset Manager shall use its commercially reasonable efforts to secure full compliance by the tenants with the terms and conditions of their respective leases, including, but not limited to, periodic maintenance of all building systems, including individual tenant’s heating, ventilation and air conditioning systems.
          2.8 Intentionally Omitted.
          2.9 Tenant Relations. Asset Manager will maintain reasonable contact with the tenants of the Qualified Properties and keep the Partnership and the Advisor informed of the tenants’ concerns, expansion or contraction plans, changes in occupancy or use, and other matters that could have a material bearing upon the leasing, operation or ownership of each Qualified Property.
          2.10 Compliance with Laws. Asset Manager shall use its commercially reasonable efforts to determine such action that may be necessary, inform the Partnership of action as may be necessary and, when authorized by the Partnership, take such action that may be necessary to cause the Qualified Properties to comply with all current and future laws, rules, regulations, or ordinances affecting the ownership, use or operation of each Qualified Property; provided, however, that Asset Manager need not obtain the prior authorization of the Partnership to take action in case of an emergency or any threat to life, safety or property, so long as Asset Manager shall give the Partnership prompt notice of any such action taken.

     2.11 Cooperation. Should any claims, demands, suits, or other legal proceedings be made or instituted by any third party against the Partnership that arise out of any matters relating to a Qualified Property or the Management Agreement or Asset Manager’s performance hereunder, Asset Manager shall promptly give the Partnership all pertinent information and assistance in the defense or other disposition thereof; provided, however, in the event the foregoing requires Asset Manager to incur any expenses beyond the ordinary cost of performing its obligations under the Management Agreement, the Partnership shall pay for any such out-of-pocket costs of which the Partnership has been advised in writing.
     2.12 Notice of Complaints, Violations and Fire Damage. Asset Manager shall respond to complaints and requests from tenants within thirty (30) days of Asset Manager’s having received any material complaint made by a tenant or any alleged landlord default under any lease. Additionally, Asset Manager shall notify the Partnership and Advisor as soon as is reasonably practical (such notice to be accompanied by copies of supporting documentation) of each of the following: any notice of any governmental requirements received by Asset Manager; upon becoming aware of any material defect in a Qualified Property; and upon becoming aware of any fire or other material damage to any Qualified Property. In the case of any fire or other material damage to a Qualified Property, Asset Manager shall also notify the Partnership’s insurance broker telephonically, so that an insurance adjuster has an opportunity to view the damage before repairs are started, and complete customary loss reports in connection with fire or other damage to a Qualified Property.
     2.13 Notice of Damages and Suits; Settlement of Claims. Asset Manager shall notify the Partnership’s general liability insurance broker and the Partnership as soon as is reasonably practical of the occurrence of any bodily injury or property damage occurring to or claimed by any tenant or third party on or with respect to a Qualified Property, and promptly forward to the broker, with copies to the Partnership and the Advisor, any summons, subpoena or other like legal documents served upon Asset Manager relating to actual or alleged potential liability of the Partnership, Asset Manager or a Qualified Property. Notwithstanding the foregoing, Asset Manager shall not be authorized to accept service of process on behalf of the Partnership, unless such authority is otherwise imputed by law. The Asset Manager shall have no right to settle, compromise or otherwise dispose of any claims, demands, or liabilities, whether or not covered by insurance, without the prior written consent of the Partnership, which consent may be withheld by the Partnership in its sole discretion.
     2.14 Enforcement of Leases. The Asset Manager shall enforce compliance by tenants with each and all of the terms and provisions of the leases, provided, however, that Asset Manager shall not, without the prior written consent of the Partnership in each instance, which consent may be withheld by the Partnership in its sole discretion, institute legal proceedings in the name of the Partnership to enforce leases, collect income and rent or dispossess tenants or others occupying a Qualified Property or any portion thereof, or terminate any lease, lock out a tenant, or engage counsel or institute any proceedings for recovery of possession of a Qualified Property if any such action by the Asset Manager would constitute a Major Decision.
          2.15 Environmental.
          (a) Notice. The Asset Manager shall promptly advise the Partnership and the Advisor in writing of any evidence of non-compliance with any Environmental Laws, which Asset Manager is aware of, together with a written report of the nature and of the non-compliance and the potential threat, if any, to the health and safety of persons and/or damage to each Qualified Property or the property adjacent to or surrounding each Qualified Property. The Partnership acknowledges that (A) Asset Manager is not an environmental engineer and does not have any special expertise in the Environmental Laws, (B) Asset Manager’s duties under this Section 2.15 are limited to the quality of reasonable commercial care and diligence customarily applied to property managers of triple net leased properties.
          (b) Rights; Limitations. Without limiting any other provision contained herein and subject to Section 2.14, Asset Manager shall use commercially reasonable efforts to enforce the Partnership’s rights under the leases insofar as any tenant’s compliance with Environmental Laws are concerned; provided, however, Asset Manager shall hold in confidence all information bearing on Environmental Laws and hazardous materials, except to the extent expressly instructed otherwise in writing by the Partnership, or except to the extent necessary to protect against the imminent threat to the life and safety of persons and/or damage to a Qualified Property or damage to the property adjacent to or surrounding such Qualified Property, or except to the extent such disclosure is required by Environmental Laws, other laws, or court order.
          2.16 Monitoring of Tenant Improvements. The Asset Manager shall monitor the construction and installation of material tenant improvements undertaken by the tenant under any lease and act as the Partnership’s liaison with such tenant’s construction managers and contractors (or other supervisors of a tenant’s build-out).

APPENDIX 2
SUMMARY OF LXP INSURANCE POLICIES
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